Citigroup Global Markets Holdings Inc.	May 29, 2020 Medium-Term Senior Notes, Series N Pricing Supplement No. 2020-USNCH4516 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-224495 and 333-224495-03

1,000,000 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the Common Stock of FedEx Corporation and the Common Stock of JPMorgan Chase & Co. Due June 3, 2024

Principal at Risk Securities

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest, do not guarantee the repayment of principal at maturity and are subject to potential automatic early redemption on an annual basis beginning approximately one year after issuance on the terms described below. Your return on the securities will depend on the worst performing of the shares of common stock of FedEx Corporation and the shares of common stock of JPMorgan Chase & Co. (each, the “underlying shares”).

▪	The securities provide for the repayment of principal plus a premium following the first interim valuation date, beginning approximately one year after issuance, on which the closing price of the worst performing underlying shares is greater than or equal to the applicable initial share price. If the closing price of the worst performing underlying shares is not greater than or equal to the applicable initial share price on any interim valuation date, the securities will not be automatically redeemed at a premium and, instead, you will receive a payment at maturity that may be greater than or less than the stated principal amount, depending on the final share price of the worst performing underlying shares on the final valuation date. If the securities are not automatically redeemed prior to maturity and the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to the applicable trigger price, you will receive at maturity the stated principal amount of your securities plus the premium applicable to final valuation date. However, if the securities are not automatically redeemed prior to maturity and the final share price of the worst performing underlying shares on the final valuation date is less than the applicable trigger price, you will lose at least 40%, and possibly significantly more and up to all, of your investment in the securities.

▪	Your return on the securities will depend solely on the performance of the worst performing underlying shares, and you will not benefit in any way from the performance of the better performing underlying shares.

▪	If we and Citigroup Inc. default on our obligations, you may not receive any amount owed to you under the securities. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying shares:	Underlying shares	Initial share price*	Trigger price**
	Shares of common stock of FedEx Corporation	$131.15	$78.690
	Shares of common stock of JPMorgan Chase & Co.	$99.86	$59.916
	* For each of the underlying shares, the applicable closing price on the strike date ** For each of the underlying shares, 60% of the applicable initial share price
Aggregate stated principal amount:	$10,000,000
Stated principal amount:	$10 per security
Strike date:	May 28, 2020
Pricing date:	May 29, 2020
Issue date:	June 3, 2020
Maturity date:	June 3, 2024
Interim valuation dates:	June 8, 2021, May 31, 2022 and May 30, 2023, each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur with respect to any of the underlying shares
Final valuation date:	May 29, 2024, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur with respect to any of the underlying shares
Automatic early redemption:	If, on any interim valuation date, the closing price of the worst performing underlying shares is greater than or equal to the applicable initial share price, the securities will be automatically redeemed on the third business day following that interim valuation date for an amount in cash per security equal to $10 plus the premium applicable to that interim valuation date. If the securities are automatically redeemed following any interim valuation date, they will cease to be outstanding and you will not be entitled to receive the premium applicable to any later valuation date.
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity, for each $10 stated principal amount security you then hold, an amount in cash equal to:

▪ If the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to the applicable trigger price: $10 + the premium applicable to the final valuation date

▪ If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable trigger price:
$10 + ($10 × the share return of the worst performing underlying shares on the final valuation date)

If the securities are not automatically redeemed prior to maturity and the final share price of the worst performing underlying shares on the final valuation date is less than the applicable trigger price, your payment at maturity will be less, and possibly significantly less, than $6.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion or all of your investment.

Listing:	The securities will not be listed on any securities exchange, may have limited or no liquidity and are designed to be held to maturity
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer
Per security:	$10.00	$0.068(2)	$9.918
$0.014(3)
Total:	$10,000,000.00	$82,000.00	$9,918,000.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $9.271 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.082 for each $10.00 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $0.068 for each $10.00 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $0.014 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-6.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Product Supplement No. EA-02-08 dated February 15, 2019        Prospectus Supplement and Prospectus each dated May 14, 2018

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

1,000,000 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the Common Stock of FedEx Corporation and the Common Stock of JPMorgan Chase & Co. Due June 3, 2024

Principal at Risk Securities

KEY TERMS (continued)
Premium:

The premium applicable to each valuation date is the amount indicated below. The premium may represent a return that is significantly less than the appreciation of any of the underlying shares from the pricing date to the applicable valuation date.

Interim Valuation Dates

•	June 8, 2021:	16.35% of the stated principal amount
•	May 31, 2022:	32.70% of the stated principal amount
•	May 30, 2023:	49.05% of the stated principal amount
Final Valuation Date
•	May 29, 2024:	65.40% of the stated principal amount
Final share price:	For each of the underlying shares, the applicable closing price on the final valuation date
Share return:	For each of the underlying shares on any valuation date, (i) the applicable closing price on such valuation date minus the applicable initial share price, divided by (ii) the applicable initial share price
Worst performing underlying shares:	On any valuation date, the underlying shares with the lowest share return on such valuation date
CUSIP / ISIN:	17327Y766 / US17327Y7664

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect whether the securities are automatically redeemed or your payment at maturity. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting of an Underlying Company,” and not in this pricing supplement. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Dilution and Reorganization Adjustments. The initial share price and the trigger price are each a “Relevant Value” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial share price and the trigger price are each subject to adjustment upon the occurrence of any of the events described in that section.

Prospectus. The first sentence of “Description of Debt Securities— Events of Default and Defaults” in the accompanying prospectus shall be amended to read in its entirety as follows:

Events of default under the indenture are:

•	failure of Citigroup Global Markets Holdings or Citigroup to pay required interest on any debt security of such series for 30 days;

•	failure of Citigroup Global Markets Holdings or Citigroup to pay principal, other than a scheduled installment payment to a sinking fund, on any debt security of such series for 30 days;

•	failure of Citigroup Global Markets Holdings or Citigroup to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series;

•	failure of Citigroup Global Markets Holdings to perform for 90 days after notice any other covenant in the indenture applicable to it other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such series; and

•	certain events of bankruptcy or insolvency of Citigroup Global Markets Holdings, whether voluntary or not (Section 6.01).

May 2020	PS-2

Citigroup Global Markets Holdings Inc.

1,000,000 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the Common Stock of FedEx Corporation and the Common Stock of JPMorgan Chase & Co. Due June 3, 2024

Principal at Risk Securities

Investment Summary

The securities do not provide for the regular payment of interest. Instead, beginning approximately one year after issuance, the securities will be automatically redeemed if the closing price of the worst performing underlying shares on any interim valuation date is greater than or equal to the applicable initial share price, for an amount in cash per security equal to $10 plus a premium that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to the applicable trigger price, investors will receive an amount in cash per security equal to $10 plus the premium applicable to the final valuation date, as set forth below. However, if the securities are not redeemed prior to maturity and the final share price of the worst performing underlying shares on the final valuation date is less than the applicable trigger price, investors will be exposed to the depreciation of the worst performing underlying shares from the applicable initial share price to the applicable final share price on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation of any of the underlying shares.

Maturity:	Approximately 4 years
Automatic early redemption:	If, on any interim valuation date, the closing price of the worst performing underlying shares is greater than or equal to the applicable initial share price, the securities will be automatically redeemed on the third business day following that interim valuation date for an amount in cash per security equal to $10 plus the premium applicable to that interim valuation date. If the securities are automatically redeemed following any interim valuation date, they will cease to be outstanding and you will not be entitled to receive the premium applicable to any later valuation date.
Premium:

The premium applicable to each valuation date is the amount indicated below. The premium may represent a return that is significantly less than the appreciation of any of the underlying shares from the pricing date to the applicable valuation date.

Interim Valuation Dates

•	June 8, 2021:	16.35% of the stated principal amount
•	May 31, 2022:	32.70% of the stated principal amount
•	May 30, 2023:	49.05% of the stated principal amount
Final Valuation Date
•	May 29, 2024:	65.40% of the stated principal amount
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity, for each $10 stated principal amount security you then hold, an amount in cash equal to:

▪ If the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to the applicable trigger price:
$10 + the premium applicable to the final valuation date

▪ If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable trigger price:
$10 + ($10 × the share return of the worst performing underlying shares on the final valuation date)

May 2020	PS-3

Citigroup Global Markets Holdings Inc.

1,000,000 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the Common Stock of FedEx Corporation and the Common Stock of JPMorgan Chase & Co. Due June 3, 2024

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning approximately one year after issuance, the securities will be automatically redeemed if the closing price of the worst performing underlying shares on any interim valuation date is greater than or equal to the applicable initial share price.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 60% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are automatically redeemed prior to maturity	Beginning approximately one year following the issuance of the securities, if the closing price of the worst performing underlying shares is greater than or equal to the applicable initial share price on any interim valuation date, the securities will be automatically redeemed for an amount in cash per security equal to $10 plus the premium applicable to that interim valuation date. Investors do not participate in any appreciation of any of the underlying shares.
Scenario 2: The securities are not automatically redeemed prior to maturity, and investors receive an amount in cash per security equal to $10 plus the premium applicable to the final valuation date at maturity	This scenario assumes that the closing price of the worst performing underlying shares is less than the applicable initial share price on each interim valuation date (beginning approximately one year after issuance). Consequently, the securities are not redeemed prior to maturity. The final share price of the worst performing underlying shares on the final valuation date is greater than or equal to the applicable trigger price. At maturity, investors will receive a cash payment equal to $10 plus the applicable premium per security. Investors do not participate in any appreciation of any of the underlying shares.
Scenario 3: The securities are not automatically redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that the closing price of the worst performing underlying shares is less than the applicable initial share price on each interim valuation date (beginning approximately one year after issuance). Consequently, the securities are not redeemed prior to maturity. The final share price of the worst performing underlying shares on the final valuation date is less than the applicable trigger price. At maturity, investors will lose 1% for every 1% decline in the value of the worst performing underlying shares on the final valuation date from the applicable initial share price to the applicable final share price (e.g., a 50% depreciation in the worst performing underlying shares as of the final valuation date will result in a payment at maturity of $5 per security). Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

May 2020	PS-4

Citigroup Global Markets Holdings Inc.

1,000,000 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the Common Stock of FedEx Corporation and the Common Stock of JPMorgan Chase & Co. Due June 3, 2024

Principal at Risk Securities

Hypothetical Examples

The following table illustrates how the amount payable per security will be calculated if the closing price of the worst performing underlying shares is greater than or equal to the applicable initial share price on one of the interim valuation dates. Figures below have been rounded for ease of analysis.

Investors in the securities will not receive any dividends that may be paid on the underlying shares. The examples below do not show any effect of lost dividend yield over the term of the securities.

If the first interim valuation date on which the closing price of the worst performing underlying shares is greater than or equal to the applicable initial share price is . . .	. . . then you will receive the following payment per security upon automatic early redemption:
June 8, 2021	$10 + applicable premium = $10 + $1.635 = $11.635
May 31, 2022	$10 + applicable premium = $10 + $3.270 = $13.270
May 30, 2023	$10 + applicable premium = $10 + $4.905 = $14.905

Even if, on any interim valuation date, the closing price of any of the underlying shares is greater than or equal to the applicable initial share price, if the closing price of any of the underlying shares is less than the applicable initial share price, you will not receive the premium indicated above following that interim valuation date. In order to receive the premium indicated above, the closing price of each of the underlying shares must be greater than or equal to the applicable initial share price on the applicable interim valuation date.

The examples below illustrate how the payment at maturity will be calculated if the securities are not automatically redeemed prior to maturity. The examples are based on (i) with reference to the shares of common stock of FedEx Corporation, a hypothetical initial share price of $130.00 and a hypothetical trigger price of $78.000 and (ii) with reference to the shares of common stock of JPMorgan Chase & Co., a hypothetical initial share price of $100.00 and a hypothetical trigger price of $60.000 and the hypothetical final share prices indicated below. If the securities are not automatically redeemed prior to maturity, your actual payment at maturity will depend on the actual final share price of the worst performing underlying shares on the final valuation date.

Example 1—Upside Scenario. The hypothetical final share price of the shares of common stock of FedEx Corporation is $104.00 (a 20% decrease from their hypothetical initial share price) and the hypothetical final share price of the shares of common stock of JPMorgan Chase & Co. is $95.00 (a 5% decrease from their hypothetical initial share price). Because the share return of the shares of common stock of FedEx Corporation on the final valuation date is lower than the share return of the shares of common stock of JPMorgan Chase & Co. on the final valuation date in this example, the shares of common stock of FedEx Corporation would be the worst performing underlying shares on the final valuation date.

In this scenario, because the final share price of the worst performing underlying shares on the final valuation date is greater than the applicable trigger price, the payment at maturity per security would be calculated as follows:

Payment at maturity per security	= $10 + the premium applicable to the final valuation date
= $10 + $6.54
= $16.54

In this scenario, because the final share price of the worst performing underlying shares on the final valuation date is greater than the applicable trigger price, you would be repaid the stated principal amount of $10 per security at maturity plus the premium applicable to the final valuation date.

May 2020	PS-5

Citigroup Global Markets Holdings Inc.

1,000,000 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the Common Stock of FedEx Corporation and the Common Stock of JPMorgan Chase & Co. Due June 3, 2024

Principal at Risk Securities

Example 2—Downside Scenario. The hypothetical final share price of the shares of common stock of FedEx Corporation is $136.50 (a 5% increase from their hypothetical initial share price) and the hypothetical final share price of the shares of common stock of JPMorgan Chase & Co. is $40.00 (a 60% decrease from their hypothetical initial share price). Because the share return of the shares of common stock of JPMorgan Chase & Co. on the final valuation date is lower than the share return of the shares of common stock of FedEx Corporation on the final valuation date in this example, the shares of common stock of JPMorgan Chase & Co. would be the worst performing underlying shares on the final valuation date.

In this scenario, because the final share price of the worst performing underlying shares on the final valuation date is less than the applicable trigger price, the payment at maturity per security would be calculated as follows:

Payment at maturity per security	= $10 + ($10 × the share return of the worst performing underlying shares on the final valuation date)
= $10 + ($10 × -60%)
= $10 + -$6
= $4

In this scenario, the worst performing underlying shares on the final valuation date has depreciated by more than 40% from the applicable initial share price to the applicable final share price, which is less than the applicable trigger price. Accordingly, your payment at maturity in this scenario would reflect 1-to-1 downside exposure to the depreciation of the worst performing underlying shares from the applicable initial share price to the applicable final share price, and you would incur a significant loss on your investment.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying shares. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not guarantee repayment of the stated principal amount at maturity. If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the final share price of the worst performing underlying shares on the final valuation date. If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable trigger price, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying shares has declined from the applicable initial share price, regardless of the performance of the other underlying shares. There is no minimum payment at maturity on the securities, and you may lose your entire investment in the securities.

▪	The trigger feature of the securities exposes you to particular risks. If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable trigger price, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying shares has declined from the applicable initial share price. Although you will be repaid your stated principal amount at maturity plus the premium applicable to the final valuation date if the worst performing underlying shares on the final valuation date depreciates by 40% or less from the applicable initial share price, you will have full downside exposure to the worst performing underlying shares if it depreciates by more than 40%. As a result, you may lose your entire investment in the securities.

▪	The initial share prices, which were set on the strike date, may be higher than the closing prices of the underlying shares on the pricing date. If the closing prices of the underlying shares on the pricing date are less than the initial share prices that were set on the strike date, the terms of the securities may be less favorable to you than the terms of an alternative investment that may be available to you that offers a similar payout as the securities but with the initial share prices set on the pricing date.

▪	The securities do not pay interest. You should not invest in the securities if you seek current income during the term of the securities.

May 2020	PS-6

Citigroup Global Markets Holdings Inc.

1,000,000 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the Common Stock of FedEx Corporation and the Common Stock of JPMorgan Chase & Co. Due June 3, 2024

Principal at Risk Securities

▪	Your potential return on the securities is limited. Your potential return on the securities is limited to the applicable premium payable upon automatic early redemption or at maturity. If the closing price of the worst performing underlying shares on any interim valuation date is greater than or equal to the applicable initial share price, or if the securities are not automatically redeemed prior to maturity and the closing price of the worst performing underlying shares on the final valuation date is greater than or equal to the applicable trigger price, you will be repaid the stated principal amount of your securities and will receive the fixed premium applicable to that valuation date, regardless of how significantly the closing price of the worst performing underlying shares on that valuation date may exceed the applicable initial share price. Accordingly, the premium may result in a return on the securities that is significantly less than the return you could have achieved on a direct investment in any or all of the underlying shares.

▪	The securities are subject to the risks of each of the underlying shares and will be negatively affected if any of the underlying shares performs poorly, even if the others perform well. You are subject to risks associated with each of the underlying shares. If any of the underlying shares performs poorly, you will be negatively affected, even if the other underlying shares perform well. The securities are not linked to a basket composed of the underlying shares, where the better performance of two could ameliorate the poor performance of the other. Instead, you are subject to the full risks of whichever of the underlying shares is the worst performing underlying shares.

▪	You will not benefit in any way from the performance of the better performing underlying shares. The return on the securities depends solely on the performance of the worst performing underlying shares, and you will not benefit in any way from the performance of the better performing underlying shares. The securities may underperform a similar investment in each of the underlying shares or a similar alternative investment linked to a basket composed of the underlying shares, since in either such case the performance of the better performing underlying shares would be blended with the performance of the worst performing underlying shares, resulting in a better return than the return of the worst performing underlying shares.

▪	The term of the securities may be as short as one year. If the closing price of the worst performing underlying shares on any interim valuation date, including the interim valuation date expected to occur approximately one year after the pricing date, is greater than or equal to the applicable initial share price, the securities will be automatically redeemed. The earlier the automatic redemption, the lower the premium you will receive. Additionally, if the securities are redeemed prior to maturity, you may not be able to reinvest at comparable terms or returns.

▪	You will be subject to risks relating to the relationship between the underlying shares. It is preferable from your perspective for the underlying shares to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying shares will not exhibit this relationship. The less correlated the underlying shares, the more likely it is that any of the underlying shares will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying shares to perform poorly; the performance of the underlying shares that are not the worst performing underlying shares is not relevant to your return on the securities at maturity or on an earlier automatic redemption date. It is impossible to predict what the relationship between the underlying shares will be over the term of the securities.

▪	Your return on the securities depends on the closing prices of the underlying shares on a limited number of days. Because your payment upon automatic early redemption, if applicable, or at maturity depends on the closing prices of the underlying shares solely on one of the valuation dates, you are subject to the risk that the closing prices of the underlying shares on those days may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested in another instrument linked to the underlying shares that you could sell for full value at a time selected by you, or if the return on the securities was based on an average of closing prices of the underlying shares, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive any amounts owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the

May 2020	PS-7

Citigroup Global Markets Holdings Inc.

1,000,000 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the Common Stock of FedEx Corporation and the Common Stock of JPMorgan Chase & Co. Due June 3, 2024

Principal at Risk Securities

offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the underlying shares, dividend yields on the underlying shares and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the underlying shares and a number of other factors, including the dividend yields on the underlying shares, the correlation among the underlying shares, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the prices of the underlying shares may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Our offering of the securities does not constitute a recommendation of any of the underlying shares. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying shares is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlying shares or in instruments related to the underlying shares, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying shares. These and other activities of our affiliates may affect the prices of the underlying shares in a way that has a negative impact on your interests as a holder of the securities.

May 2020	PS-8

Citigroup Global Markets Holdings Inc.

1,000,000 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the Common Stock of FedEx Corporation and the Common Stock of JPMorgan Chase & Co. Due June 3, 2024

Principal at Risk Securities

▪	The prices of the underlying shares may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the underlying shares and other financial instruments related to the underlying shares and may adjust such positions during the term of the securities. Our affiliates also trade the underlying shares and other financial instruments related to the underlying shares on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the underlying shares in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the underlying share issuers, including extending loans to, making equity investments in or providing advisory services to the underlying share issuers. In the course of this business, we or our affiliates may acquire non-public information about the underlying share issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of the underlying share issuers, they may exercise any remedies against the underlying share issuers that are available to them without regard to your interests.

▪	You will have no rights and will not receive dividends with respect to any of the underlying shares. You should understand that you will not receive any dividend payments under the securities. In addition, if any change to any of the underlying shares is proposed, such as an amendment to an underlying share issuer’s organizational documents, you will not have the right to vote on such change. Any such change may adversely affect the market price of the underlying shares.

▪	Even if an underlying share issuer pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on the underlying shares unless the amount of the dividend per underlying share, together with any other dividends paid in the same fiscal quarter, exceeds the dividend paid per underlying share in the most recent fiscal quarter by an amount equal to at least 10% of the closing price of the underlying shares on the date of declaration of the dividend. Any dividend will reduce the closing prices of the underlying shares by the amount of the dividend per underlying share. If an underlying share issuer pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that could affect the price of any of the underlying shares. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional public offerings of any of the underlying shares. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of any of the underlying shares would not.

▪	If any of the underlying shares are delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting of an Underlying Company” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

▪	The securities may become linked to shares of an issuer other than the original underlying share issuer upon the occurrence of a reorganization event or upon the delisting of any of the underlying shares. For example, if an underlying share issuer enters into a merger agreement that provides for holders of underlying shares to receive stock of another entity, the stock of such other entity will become the underlying shares for all purposes of the securities upon consummation of the merger. Additionally, if any of the underlying shares are delisted and we do not exercise our call right, the calculation agent may, in its sole discretion, select shares of another issuer to be the underlying shares. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments,” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting of an Underlying Company” in the accompanying product supplement.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, corporate events with respect to the underlying share issuers that may require a dilution adjustment or the delisting any of the underlying shares, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not

May 2020	PS-9

Citigroup Global Markets Holdings Inc.

1,000,000 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the Common Stock of FedEx Corporation and the Common Stock of JPMorgan Chase & Co. Due June 3, 2024

Principal at Risk Securities

agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

May 2020	PS-10

Citigroup Global Markets Holdings Inc.

1,000,000 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the Common Stock of FedEx Corporation and the Common Stock of JPMorgan Chase & Co. Due June 3, 2024

Principal at Risk Securities

Information About FedEx Corporation

FedEx Corporation delivers packages and freight to multiple countries and territories through an integrated global network. The company provides worldwide express delivery, ground small-parcel delivery, less-than-truckload freight delivery, supply chain management services, customs brokerage services, and trade facilitation and electronic commerce solutions. The common stock of FedEx Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by FedEx Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-15829 through the SEC’s website at http://www.sec.gov. In addition, information regarding FedEx Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of FedEx Corporation trade on the New York Stock Exchange under the ticker symbol “FDX.”

This pricing supplement relates only to the securities offered hereby and does not relate to the common stock of FedEx Corporation or other securities of FedEx Corporation. We have derived all disclosures contained in this pricing supplement regarding FedEx Corporation from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to FedEx Corporation.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. FedEx Corporation is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the common stock of FedEx Corporation.

Historical Information

The graph below shows the closing price of the shares of common stock of FedEx Corporation for each day such price was available from January 4, 2010 to May 29, 2020. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of common stock of FedEx Corporation for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the shares of common stock of FedEx Corporation shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the shares of common stock of FedEx Corporation as an indication of future performance.

Common Stock of FedEx Corporation – Historical Closing Prices January 4, 2010 to May 29, 2020

May 2020	PS-11

Citigroup Global Markets Holdings Inc.

1,000,000 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the Common Stock of FedEx Corporation and the Common Stock of JPMorgan Chase & Co. Due June 3, 2024

Principal at Risk Securities

Common Stock of FedEx Corporation	High	Low	Dividends
2010
First Quarter	$93.40	$76.69	$0.11000
Second Quarter	$95.62	$70.11	$0.11000
Third Quarter	$87.29	$70.70	$0.12000
Fourth Quarter	$95.21	$85.43	$0.24000
2011
First Quarter	$98.32	$85.28	$0.00000
Second Quarter	$95.74	$85.38	$0.12000
Third Quarter	$98.50	$66.58	$0.13000
Fourth Quarter	$84.92	$65.15	$0.13000
2012
First Quarter	$96.98	$84.09	$0.13000
Second Quarter	$92.19	$84.34	$0.13000
Third Quarter	$92.79	$84.39	$0.14000
Fourth Quarter	$93.49	$84.50	$0.28000
2013
First Quarter	$109.07	$94.25	$0.00000
Second Quarter	$102.17	$91.87	$0.14000
Third Quarter	$116.83	$97.77	$0.15000
Fourth Quarter	$143.77	$112.08	$0.15000
2014
First Quarter	$142.70	$129.44	$0.15000
Second Quarter	$151.50	$131.23	$0.15000
Third Quarter	$162.18	$145.47	$0.20000
Fourth Quarter	$182.03	$151.26	$0.20000
2015
First Quarter	$181.40	$164.59	$0.20000
Second Quarter	$184.98	$166.22	$0.20000
Third Quarter	$171.89	$140.74	$0.25000
Fourth Quarter	$164.14	$143.69	$0.25000
2016
First Quarter	$164.54	$123.18	$0.25000
Second Quarter	$168.27	$146.13	$0.25000
Third Quarter	$177.30	$151.45	$0.40000
Fourth Quarter	$201.02	$169.70	$0.40000
2017
First Quarter	$197.42	$184.61	$0.40000
Second Quarter	$217.33	$183.56	$0.40000
Third Quarter	$225.58	$203.55	$0.50000
Fourth Quarter	$251.07	$214.45	$0.50000
2018
First Quarter	$274.32	$229.48	$0.50000
Second Quarter	$265.53	$226.67	$0.50000
Third Quarter	$255.73	$227.61	$0.65000
Fourth Quarter	$240.94	$152.70	$0.65000
2019
First Quarter	$185.62	$157.19	$0.65000
Second Quarter	$198.15	$152.34	$0.65000
Third Quarter	$176.01	$143.25	$0.65000
Fourth Quarter	$165.67	$138.39	$0.65000
2020
First Quarter	$164.91	$90.49	$0.65000
Second Quarter (through May 29, 2020)	$131.15	$107.52	$0.65000

The closing price of the shares of common stock of FedEx Corporation on May 29, 2020 was $130.56.

We make no representation as to the amount of dividends, if any, that may be paid on the shares of common stock of FedEx Corporation in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of common stock of FedEx Corporation.

May 2020	PS-12

Citigroup Global Markets Holdings Inc.

1,000,000 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the Common Stock of FedEx Corporation and the Common Stock of JPMorgan Chase & Co. Due June 3, 2024

Principal at Risk Securities

Information About JPMorgan Chase & Co.

JPMorgan Chase & Co. provides global financial services and retail banking. The company provides services such as investment banking, treasury and securities services, asset management, private banking, card member services, commercial banking, and home finance. JPMorgan Chase & Co. serves business enterprises, institutions, and individuals. The common stock of JPMorgan Chase & Co. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by JPMorgan Chase & Co. pursuant to the Exchange Act can be located by reference to the SEC file number 001-05805 through the SEC’s website at http://www.sec.gov. In addition, information regarding JPMorgan Chase & Co. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of JPMorgan Chase & Co. trade on the New York Stock Exchange under the ticker symbol “JPM.”

This pricing supplement relates only to the securities offered hereby and does not relate to the common stock of JPMorgan Chase & Co. or other securities of JPMorgan Chase & Co. We have derived all disclosures contained in this pricing supplement regarding JPMorgan Chase & Co. from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to JPMorgan Chase & Co.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. JPMorgan Chase & Co. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the common stock of JPMorgan Chase & Co.

Historical Information

The graph below shows the closing price of the shares of common stock of JPMorgan Chase & Co. for each day such price was available from January 4, 2010 to May 29, 2020. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of common stock of JPMorgan Chase & Co. for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the shares of common stock of JPMorgan Chase & Co. shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the shares of common stock of JPMorgan Chase & Co. as an indication of future performance.

Common Stock of JPMorgan Chase & Co. – Historical Closing Prices January 4, 2010 to May 29, 2020

May 2020	PS-13

Citigroup Global Markets Holdings Inc.

1,000,000 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the Common Stock of FedEx Corporation and the Common Stock of JPMorgan Chase & Co. Due June 3, 2024

Principal at Risk Securities

Common Stock of JPMorgan Chase & Co.	High	Low	Dividends
2010
First Quarter	$45.02	$37.70	$0.05000
Second Quarter	$47.81	$36.61	$0.05000
Third Quarter	$41.64	$35.63	$0.05000
Fourth Quarter	$42.67	$36.96	$0.05000
2011
First Quarter	$48.00	$43.40	$0.05000
Second Quarter	$47.64	$39.49	$0.25000
Third Quarter	$42.29	$29.27	$0.25000
Fourth Quarter	$37.02	$28.38	$0.25000
2012
First Quarter	$46.27	$34.91	$0.25000
Second Quarter	$46.13	$31.00	$0.30000
Third Quarter	$41.57	$33.90	$0.30000
Fourth Quarter	$44.53	$39.29	$0.30000
2013
First Quarter	$51.00	$44.57	$0.30000
Second Quarter	$55.62	$46.64	$0.30000
Third Quarter	$56.67	$50.32	$0.38000
Fourth Quarter	$58.48	$50.75	$0.38000
2014
First Quarter	$61.07	$54.31	$0.38000
Second Quarter	$60.67	$53.31	$0.38000
Third Quarter	$61.63	$55.56	$0.40000
Fourth Quarter	$63.15	$55.08	$0.40000
2015
First Quarter	$62.49	$54.38	$0.40000
Second Quarter	$69.75	$59.95	$0.40000
Third Quarter	$70.08	$59.84	$0.44000
Fourth Quarter	$68.46	$59.99	$0.44000
2016
First Quarter	$63.73	$53.07	$0.44000
Second Quarter	$65.81	$57.32	$0.44000
Third Quarter	$67.50	$59.55	$0.48000
Fourth Quarter	$87.13	$66.51	$0.48000
2017
First Quarter	$93.60	$83.30	$0.48000
Second Quarter	$91.40	$82.15	$0.50000
Third Quarter	$95.51	$88.42	$0.50000
Fourth Quarter	$107.83	$95.86	$0.56000
2018
First Quarter	$118.77	$107.01	$0.56000
Second Quarter	$114.29	$103.24	$0.56000
Third Quarter	$118.63	$103.61	$0.56000
Fourth Quarter	$115.32	$92.14	$0.80000
2019
First Quarter	$107.19	$97.11	$0.80000
Second Quarter	$116.12	$104.64	$0.80000
Third Quarter	$120.23	$104.80	$0.80000
Fourth Quarter	$139.40	$111.82	$0.90000
2020
First Quarter	$141.09	$79.03	$0.90000
Second Quarter (through May 29, 2020)	$102.76	$84.03	$0.90000

The closing price of the shares of common stock of JPMorgan Chase & Co. on May 29, 2020 was $97.31.

On May 18, 2020, JPMorgan Chase & Co. declared a cash dividend of $0.90000 per share of common stock payable on July 31, 2020. We make no representation as to the amount of dividends, if any, that may be paid on the shares of common stock of JPMorgan Chase & Co. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of common stock of JPMorgan Chase & Co.

May 2020	PS-14

Citigroup Global Markets Holdings Inc.

1,000,000 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the Common Stock of FedEx Corporation and the Common Stock of JPMorgan Chase & Co. Due June 3, 2024

Principal at Risk Securities

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2023 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.082 for each $10.00 security sold in this offering. From this underwriting fee, CGMI will pay

May 2020	PS-15

Citigroup Global Markets Holdings Inc.

1,000,000 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the Common Stock of FedEx Corporation and the Common Stock of JPMorgan Chase & Co. Due June 3, 2024

Principal at Risk Securities

selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management, and their financial advisors collectively a fixed selling concession of $0.068 for each $10.00 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.014 for each security they sell. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing prices of any of the underlying shares and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated May 17, 2018, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on May 17, 2018, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets

May 2020	PS-16

Citigroup Global Markets Holdings Inc.

1,000,000 Jump Securities with Auto-Callable Feature Based Upon the Worst Performing of the Common Stock of FedEx Corporation and the Common Stock of JPMorgan Chase & Co. Due June 3, 2024

Principal at Risk Securities

Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

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May 2020	PS-17